Exhibit 99.1

Wayfair Announces Third Quarter 2021 Results
Q3 Net Revenue of $3.1 billion
29.2 million Active Customers, up 1.5% Year over Year

BOSTON, MA — November 4, 2021 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for the home, today reported financial results for its third quarter ended September 30, 2021.
Third Quarter 2021 Financial Highlights
•Total net revenue of $3.1 billion decreased $718.5 million, down 18.7% year over year
•U.S. net revenue of $2.6 billion decreased $679.9 million, down 20.8% year over year
•International net revenue of $0.5 billion decreased $38.6 million, down 6.8% year over year. International Net Revenue Constant Currency Growth was (12.1)%
•Gross profit was $882.7 million or 28.3% of total net revenue
•Net loss was $78.0 million and Non-GAAP Adjusted EBITDA was $101.1 million
•Diluted loss per share was $(0.75)
•Non-GAAP Adjusted Diluted Earnings per Share was $0.14
•Net cash for operating activities was $(130.8) million and Non-GAAP Free Cash Flow was $(203.2) million
•Cash, cash equivalents and short-term investments totaled $2.4 billion

“Wayfair delivered $3.1 billion in net revenue and over $100 million of adjusted EBITDA in the third quarter. As various geographies reopened post-pandemic, consumers naturally shifted some spend towards travel and entertainment and from e-commerce towards brick and mortar. Demand and interest in the home remains resilient, but it will take a few more quarters for our growth – and e-commerce growth in general – to get back to normal,” said Niraj Shah, CEO, co-founder and co-chairman, Wayfair. “Our long-term vision is in sharp focus coming out of the pandemic period. The initiatives required to realize it are in flight, even as we work through near-term macro challenges like supply chain congestion and related inflation. We are, as ever, focused on the long-term, balancing strong growth and profitability over years not quarters, and solidifying our position as the definitive destination for the home.”

Other Third Quarter Highlights
•Active customers reached 29.2 million as of September 30, 2021, an increase of 1.5% year over year
•LTM net revenue per active customer was $484 as of September 30, 2021, an increase of 7.3% year over year
•Orders per customer, measured as LTM orders divided by active customers, was 1.92 for the third quarter of 2021, compared to 1.94 for the third quarter of 2020
•Repeat customers placed 76.3% of total orders in the third quarter of 2021, compared to 71.9% in the third quarter of 2020
•Repeat customers placed 8.4 million orders in the third quarter of 2021, a decrease of 25.8% year over year
•Orders delivered in the third quarter of 2021 were 11.0 million, a decrease of 30.1% year over year
•Average order value was $283 for the third quarter of 2021, compared to $243 for the third quarter of 2020
•In the third quarter of 2021, 57.7% of total orders delivered were placed via a mobile device, compared to 60.0% in the third quarter of 2020
Key Financial and Operating Metrics

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
	(in thousands, except LTM Net Revenue per Active Customer, Average Order Value and per share data)
Key Financial Statement Metrics:
Net revenue	$3,121,083	$3,839,570	$10,456,227	$10,474,305
Gross profit	$882,728	$1,147,428	$3,013,815	$3,047,581
(Loss) income from operations	$(69,798)	$221,854	$101,751	$259,784
Net (loss) income	$(78,021)	$173,166	$70,641	$161,178
(Loss) earnings per share:
Basic	$(0.75)	$1.82	$0.68	$1.70
Diluted	$(0.75)	$1.67	$0.65	$1.64
Net cash (for) from operating activities	$(130,848)	$331,027	$321,187	$1,209,988
Key Operating Metrics:
Active customers (1)	29,213	28,783	29,213	28,783
LTM net revenue per active customer (2)	$484	$451	$484	$451
Orders delivered (3)	11,016	15,758	39,597	44,526
Average order value (4)	$283	$243	$264	$235
Non-GAAP Financial Measures:
Adjusted EBITDA	$101,051	$371,112	$617,658	$683,648
Free Cash Flow	$(203,167)	$255,028	$114,960	$954,007
Adjusted Diluted Earnings per Share	$0.14	$2.30	$3.08	$3.77
(1) The number of active customers represents the total number of individual customers who have purchased at least once directly from our sites during the preceding twelve-month period.
(2) LTM net revenue per active customer represents our total net revenue in the last twelve months divided by our total number of active customers for the same preceding twelve-month period.
(3) Orders delivered represents the total orders delivered in any period, inclusive of orders that may eventually be returned.
(4) We define average order value as total net revenue in a given period divided by the orders delivered in that period.

Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its third quarter 2021 financial results today at 8 a.m. (ET). Investors and participants should register for the call in advance by visiting https://bit.ly/39M9PMA and entering the conference ID number 4187968. After registering, instructions will be shared on how to join the call. The call will also be available via live webcast at https://bit.ly/3AbyW5Z and supporting slides will be available at investor.wayfair.com. An archive of the webcast conference call will be available shortly after the call ends at http://investor.wayfair.com.
About Wayfair
Wayfair is the destination for all things home: helping everyone, anywhere create their feeling of home. From expert customer service, to the development of tools that make the shopping process easier, to carrying one of the widest and deepest selections of items for every space, style, and budget, Wayfair gives everyone the power to create spaces that are just right for them.
The Wayfair family of sites includes:
•Wayfair - Everything home for every budget.
•Joss & Main - Stylish designs to discover daily.
•AllModern - The best of modern, priced for real life.
•Birch Lane - Classic home. Comfortable cost.
•Perigold - The widest-ever selection of luxury home furnishings.
Wayfair generated $14.1 billion in net revenue for the twelve months ended September 30, 2021. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, Wayfair employs approximately 16,000 people.
Media Relations Contact:
Jane Carpenter, 617-502-7595
PR@wayfair.com

Investor Relations Contact:
Jane Gelfand
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding our investment plans and anticipated returns on those investments, our future customer growth, our future results of operations and financial position, available liquidity and access to financing sources, our business strategy, plans and objectives of management for future operations, consumer activity and behaviors, e-commerce adoption trends, developments in our technology and systems, constrained labor markets, disruptions, capacity constraints or inefficiencies in our supply chain or logistics network, including increased shipping costs, our future real estate plans, and anticipated results of those developments and the impact of the novel coronavirus (COVID-19) pandemic and our response to it, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We qualify all of our forward-looking statements by these cautionary statements.

WAYFAIR INC.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Unaudited)

	September 30, 2021	December 31, 2020
	(in thousands, except share and per share data)
Assets:
Current assets
Cash and cash equivalents	$1,864,821	$2,129,440
Short-term investments	528,392	461,698
Accounts receivable, net	166,497	110,299
Inventories	66,621	52,152
Prepaid expenses and other current assets	328,862	292,213
Total current assets	2,955,193	3,045,802
Operating lease right-of-use assets	816,951	808,375
Property and equipment, net	653,673	684,306
Other non-current assets	40,400	31,446
Total assets	$4,466,217	$4,569,929
Liabilities and Stockholders' Deficit:
Current liabilities
Accounts payable	$1,072,529	$1,156,624
Other current liabilities	957,963	1,008,970
Total current liabilities	2,030,492	2,165,594
Long-term debt	3,049,475	2,659,243
Operating lease liabilities	867,595	869,958
Other non-current liabilities	48,736	67,031
Total liabilities	5,996,298	5,761,826
Stockholders’ deficit:
Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at September 30, 2021 and December 31, 2020	—	—
Class A common stock, par value $0.001 per share: 500,000,000 shares authorized, 77,666,738 and 72,980,490 shares issued and outstanding at September 30, 2021 and December 31, 2020	78	73
Class B common stock, par value $0.001 per share: 164,000,000 shares authorized, 26,563,761 and 26,564,234 shares issued and outstanding at September 30, 2021 and December 31, 2020	26	27
Additional paid-in capital	221,733	698,482
Accumulated deficit	(1,747,030)	(1,885,950)
Accumulated other comprehensive loss	(4,888)	(4,529)
Total stockholders’ deficit	(1,530,081)	(1,191,897)
Total liabilities and stockholders’ deficit	$4,466,217	$4,569,929

Note: Wayfair adopted a new accounting standards update for debt effective January 1, 2021. The adoption of this standards update had no effect on prior periods.

WAYFAIR INC.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
	(in thousands, except per share data)
Net revenue	$3,121,083	$3,839,570	$10,456,227	$10,474,305
Cost of goods sold (1)	2,238,355	2,692,142	7,442,412	7,426,724
Gross profit	882,728	1,147,428	3,013,815	3,047,581
Operating expenses:
Customer service and merchant fees (1)	139,931	139,589	431,802	372,825
Advertising	315,024	344,025	1,032,662	1,037,562
Selling, operations, technology, general and administrative (1)	497,571	441,960	1,435,388	1,377,410
Customer service center impairment and other charges	—	—	12,212	—
Total operating expenses	952,526	925,574	2,912,064	2,787,797
(Loss) income from operations	(69,798)	221,854	101,751	259,784
Interest expense, net	(8,406)	(36,315)	(23,620)	(87,472)
Other income (expense), net	3,889	(13,584)	(1,657)	(10,720)
(Loss) income before income taxes	(74,315)	171,955	76,474	161,592
Provision (benefit) for income taxes, net	3,706	(1,211)	5,833	414
Net (loss) income	$(78,021)	$173,166	$70,641	$161,178
(Loss) earnings per share:
Basic	$(0.75)	$1.82	$0.68	$1.70
Diluted (2)	$(0.75)	$1.67	$0.65	$1.64
Weighted-average number of shares of common stock outstanding used in computing per share amounts:
Basic	104,054	95,373	103,579	94,767
Diluted	104,054	109,200	106,600	98,021

(1) Includes equity-based compensation and related taxes as follows:

Cost of goods sold	$2,853	$2,845	$8,944	$6,926
Customer service and merchant fees	6,879	4,477	18,974	10,909
Selling, operations, technology, general and administrative	79,200	69,361	235,623	193,541
	$88,932	$76,683	$263,541	$211,376

(2) Wayfair adopted a new accounting standards update for debt effective January 1, 2021. If Wayfair had not adopted the standard January 1, 2021, Wayfair's diluted loss per share would have been $(1.03) and $(0.36) for the three and nine months ended September 30, 2021.

WAYFAIR INC.
 CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
	2021	2020
	(in thousands)
Cash flows from operating activities:
Net income	$70,641	$161,178
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	240,154	208,532
Equity-based compensation	237,073	197,199
Amortization of discount and issuance costs on convertible notes	5,873	78,225
Loss on impairment	12,212	—
Other non-cash adjustments	2,483	12,065
Changes in operating assets and liabilities:
Accounts receivable, net	(57,568)	(14,891)
Inventories	(14,823)	7,602
Prepaid expenses and other current assets	(37,982)	(93,055)
Other assets	833	612
Accounts payable and other current liabilities	(133,234)	597,173
Other liabilities	(4,475)	55,348
Cash flows from operating activities	321,187	1,209,988

Cash flows from investing activities:
Purchase of short- and long-term investments	(774,708)	(19,994)
Sale and maturities of short- and long-term investments	701,091	466,310
Purchase of property and equipment	(77,593)	(146,303)
Site and software development costs	(128,634)	(109,678)
Other investing activities, net	5,200	(124)
Net cash (for) from investing activities	(274,644)	190,211

Cash flows from financing activities:
Repurchase of common stock	(300,208)	(280,236)
Proceeds from borrowings	—	200,000
Repayment of borrowings	—	(200,000)
Proceeds from issuance of convertible notes, net of issuance costs	—	2,027,758
Premiums paid for capped call confirmations	—	(255,024)
Payments to extinguish convertible debt	—	(1,040,349)
Other financing activities, net	(2,448)	380
Net cash (for) from financing activities	(302,656)	452,529
Effect of exchange rate changes on cash and cash equivalents	(8,506)	7,458
Net (decrease) increase in cash and cash equivalents	(264,619)	1,860,186

Cash and cash equivalents:
Beginning of period	2,129,440	582,753
End of period	$1,864,821	$2,442,939

Non-GAAP Financial Measures
To supplement our unaudited consolidated and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Free Cash Flow, Adjusted Diluted Earnings per Share and Net Revenue Constant Currency Growth. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
Net Revenue Constant Currency Growth is a non-GAAP financial measure that is calculated by translating the current period local currency net revenue by the currency exchange rates used to translate the financial statements in the comparable prior-year period. We believe Net Revenue Constant Currency Growth is an important indicator of our business performance, as it provides useful information to investors and others in understanding and evaluating trends in our operating results in the same manner as our management.
Adjusted EBITDA is a non-GAAP financial measure that is calculated as net (loss) income before depreciation and amortization, equity-based compensation and related taxes, interest expense, net, other income (expense), net, provision (benefit) for income taxes, net, non-recurring items and other items not indicative of our ongoing operating performance. We have included Adjusted EBITDA in this earnings release because it is a key measure used by our management and our board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. For instance, we exclude the impact of equity-based compensation and related taxes as we do not consider this item to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation and related taxes will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Adjusted Diluted Earnings per Share is a non-GAAP financial measure that is calculated as net (loss) income plus equity-based compensation and related taxes, provision (benefit) for income taxes, net, non-recurring items and other items not indicative of our ongoing operating performance, and, if dilutive, interest expense associated with convertible debt instruments under the if-converted method divided by the weighted-average number of shares of common stock used in the computation of diluted (loss) earnings per share. We believe that these adjustments to our adjusted diluted net income before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.
Free Cash Flow is a non-GAAP financial measure that is calculated as net cash from or for operating activities less net cash used to purchase property and equipment and site and software development costs (collectively, "Capital Expenditures"). We believe Free Cash Flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net (loss) income. We do not attempt to provide a reconciliation of forward-looking non-GAAP Adjusted EBITDA guidance to forward looking GAAP net (loss) income because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
The non-GAAP measures have limitations as analytical tools. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

The following tables present net revenues attributable to our reportable segments for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
U.S. net revenue	$2,594,964	$3,274,872	$8,513,807	$8,901,559
International net revenue	526,119	564,698	1,942,420	1,572,746
Total net revenue	$3,121,083	$3,839,570	$10,456,227	$10,474,305
The following table reflects the reconciliation of net (loss) income to Adjusted EBITDA for each of the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
	(in thousands)
Reconciliation of Adjusted EBITDA
Net (loss) income	$(78,021)	$173,166	$70,641	$161,178
Depreciation and amortization	81,917	72,575	240,154	208,532
Equity-based compensation and related taxes	88,932	76,683	263,541	211,376
Interest expense, net	8,406	36,315	23,620	87,472
Other (income) expense, net	(3,889)	13,584	1,657	10,720
Provision (benefit) for income taxes, net	3,706	(1,211)	5,833	414
Other (1)	—	—	12,212	3,956
Adjusted EBITDA	$101,051	$371,112	$617,658	$683,648
(1) In the nine months ended September 30, 2021, we recorded $12.2 million of customer service center impairment and other charges related to our plan to consolidate customer service centers. During the nine months ended September 30, 2020, we recorded $4.0 million in selling, operations, technology, general and administrative expenses for severance costs associated with February 2020 workforce reductions.
The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net (loss) income to Adjusted EBITDA is presented in the preceding table:

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
	(in thousands)
Segment Adjusted EBITDA
U.S.	$167,091	$377,007	$716,887	$766,486
International	(66,040)	(5,895)	(99,229)	(82,838)
Adjusted EBITDA	$101,051	$371,112	$617,658	$683,648

A reconciliation of the numerator and denominator for diluted (loss) earnings per share, the most directly comparable GAAP financial measure, to the numerator and denominator for Adjusted Diluted Earnings per Share, in order to calculate Adjusted Diluted Earnings per Share is as follows:

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
	(in thousands, except per share data)
Numerator:
Net (loss) income	$(78,021)	$173,166	$70,641	$161,178
Effect of dilutive securities:
Interest expense (income) associated with convertible debt instruments	—	9,136	(1,568)	—
Numerator for diluted EPS - net (loss) income available to common stockholders after the effect of dilutive securities	(78,021)	182,302	69,073	161,178
Adjustments to net (loss) income:
Interest expense associated with convertible debt instruments	—	19,919	25,483	10,819
Equity-based compensation and related taxes	88,932	76,683	263,541	211,376
Provision (benefit) for income taxes, net	3,706	(1,211)	5,833	414
Other	—	—	12,212	3,956
Numerator for Adjusted Diluted EPS - Adjusted net income	$14,617	$277,693	$376,142	$387,743
Denominator:
Denominator for basic EPS - weighted-average number of shares of common stock outstanding	104,054	95,373	103,579	94,767
Effect of dilutive securities:
Employee stock options	—	24	6	32
Restricted stock units	—	4,123	2,785	3,222
Convertible debt instruments	—	9,680	230	—
Dilutive potential common shares	—	13,827	3,021	3,254
Denominator for diluted EPS - adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	104,054	109,200	106,600	98,021
Adjustments to effect of dilutive securities:
Restricted stock units	2,011	—	—	—
Convertible debt instruments	—	11,330	15,551	4,740
Denominator for Adjusted Diluted EPS - adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	106,065	120,530	122,151	102,761
Diluted (Loss) Earnings per Share	$(0.75)	$1.67	$0.65	$1.64
Adjusted Diluted Earnings per Share	$0.14	$2.30	$3.08	$3.77

The following table presents a reconciliation of net cash from or for operating activities to Free Cash Flow for each of the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
	(in thousands)
Net cash (for) from operating activities	$(130,848)	$331,027	$321,187	$1,209,988
Purchase of property and equipment	(28,521)	(41,493)	(77,593)	(146,303)
Site and software development costs	(43,798)	(34,506)	(128,634)	(109,678)
Free Cash Flow	$(203,167)	$255,028	$114,960	$954,007